UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Payoneer Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 8.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 8.01	Other Events.

On September 10, 2024, Payoneer Global Inc. (“Payoneer” or the “Company”) announced the expiration and results of its offer to purchase (the “Offer”) all of its outstanding public warrants (the “Warrants”) to purchase shares of its common stock, par value $0.01 per share, at a purchase price of $0.78 in cash, without interest. Payoneer has been advised that, as of the expiration of the Offer, 24,030,937 Warrants (including 7,267 Warrants tendered pursuant to the notice of guaranteed delivery procedures of the Offer) had been validly tendered and not validly withdrawn, representing approximately 95.5% of the outstanding Warrants. The Company expects to accept all validly tendered Warrants for purchase and expects to settle such purchase promptly. A copy of the press release announcing the results of the Offer and Consent Solicitation (as defined below) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, Payoneer also announced the results of its consent solicitation (the “Consent Solicitation”) to amend the Warrant Agreement, dated August 25, 2020, by and between FTAC Olympus Acquisition Corp. (“FTOC”) and Continental Stock Transfer & Trust Company (“Continental”), as amended by the Assignment, Assumption and Amendment Agreement, dated June 25, 2021, by and among Payoneer, FTOC and Continental (as amended, the “Warrant Agreement”), to permit Payoneer to redeem each outstanding Warrant for $0.70 in cash, without interest (such amendment, the “Warrant Amendment”). Because holders of more than 65% of the Warrants consented to the Warrant Amendment, which is the requisite consent threshold set by the Warrant Agreement, the Warrant Amendment was executed as of the date hereof and became effective. The foregoing description of the Warrant Amendment is qualified in its entirety by the terms of the Warrant Amendment, which is attached as Exhibit 99.2 and incorporated herein by reference.

On September 10, 2024, Payoneer issued a notice of redemption to redeem all Warrants that remain outstanding following the settlement of the Offer (the “Redemption”). The Redemption is expected to occur on September 25, 2024 at a price of $0.70 per Warrant. This Report does not constitute a notice of redemption with respect to the Warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of September 10, 2024, issued by Payoneer Global Inc.
99.2	Amendment No. 2 to Warrant Agreement, dated as of September 10, 2024, by and between Payoneer Global Inc. and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

September 10, 2024	By:	/s/ Bea Ordonez
		Name:	Bea Ordonez
		Title:	Chief Financial Officer